Exhibit 1.1

Execution Version

FELCOR LODGING TRUST INCORPORATED

16,000,000 Shares of Common Stock

Underwriting Agreement

April 8, 2015

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 16,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 2,400,000 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares, if and to the extent such option is exercised, are referred to herein as the “Shares.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.        Registration Statement.    The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-198108), including a prospectus relating to the Shares (the “Base Prospectus”), which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the information, if any, deemed pursuant to Rules 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” As used herein, the term “Preliminary Prospectus” means each prospectus supplement filed with the Commission pursuant to Rule 424(a) under the Securities Act and the Base Prospectus that omits Rule 430 Information, and the term “Prospectus” means the final prospectus supplement containing Rule 430 Information, together with the Base Prospectus, each in the form first furnished or made available to the Underwriters by the Company to confirm the sale of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus

shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The “Pricing Disclosure Package” shall mean, collectively: (i) the Preliminary Prospectus, dated April 6, 2015, (ii) the pricing information set forth on Annex B-1, which may be conveyed orally by the Underwriters to purchasers of the Shares at the Applicable Time and (iii) any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by it being specified on Annex B-2 hereto.

“Applicable Time” means 5:35 p.m., New York City time, on April 8, 2015.

2.        Purchase of the Shares by the Underwriters.

(a)        The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $10.80.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice with respect to the exercise of the option to purchase the Option Shares after the Closing Date shall be given at least two business days prior to the date and time of delivery specified therein.

(b)        The Representatives hereby advise the Company and the Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)        Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 at 9:30 am New York City time, on April 14, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Options Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. The Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver, or cause to be delivered, to the Underwriters the Shares on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the Purchase Price, unless the Representatives shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)        The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person (irrespective of whether the Underwriters have advised or are currently advising the Company, the Operating Partnership or any Significant Subsidiary (as defined below) on other matters). Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

3.        Representations and Warranties of the Company.    The Company represents and warrants to each Underwriter that:

(a)        Preliminary Prospectus.    No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b)        Pricing Disclosure Package.    The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)        Issuer Free Writing Prospectus.    Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company, the Operating Partnership and Significant Subsidiaries (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, the Operating Partnership or a Significant Subsidiary or their respective agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B-2 hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company, the Operating Partnership and each Significant Subsidiary make no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or Operating Partnership in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. Further, each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(d)        Registration Statement and Prospectus.    The Registration Statement is an automatic shelf registration statement as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof. No notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)        Use of Shelf Registration.    As of the applicable effective date of the Registration Statement and the most recent post-effective amendment thereto, the Company meets the applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the applicable requirements of the Exchange Act. As of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus complies in all material respects with the requirements of the Securities Act. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act.

(f)        Well-Known Seasoned Issuer.    (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(g)        Incorporated Documents.    The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not, in light of the circumstances in which they were made, misleading.

(h)        Financial Statements.    The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed in the notes thereto, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the books and records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.

(i)        No Material Adverse Change or Effect.    Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant or vesting of options and awards under existing equity incentive plans described in, or the surrender of Shares of Common Stock to pay withholding taxes as described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its Significant Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, any material adverse change or any change that can reasonably be expected to result in a material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Significant Subsidiaries taken as a whole; (ii) neither the Company nor any of its Significant Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Significant Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Significant Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Significant Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Significant Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case for transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)        Organization and Good Standing.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland with all requisite corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus. The Company has been duly qualified or registered to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as described in the Prospectus requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, business, prospects, net worth or results of operations of the Company, FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Operating Partnership”) and the Significant Subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). Except for (i) the entities listed on Schedule 2A hereto, which represent all of the Significant Subsidiaries of the Company, as that term is defined in Rule 405 under the Securities Act and (ii) the entities listed on Schedule 2B (collectively, the “Significant Subsidiaries”), and except as otherwise disclosed in the Registration Statement or Exhibits 21.1 or 21.2 to the Company’s and the Operating Partnership’s Annual Report or Form 10-K, neither the Operating Partnership nor the Company own, control, or have an equity interest in, directly or indirectly, any corporation, association or other entity. The Company, the Operating Partnership or a Significant Subsidiary, as applicable, owns the percentage equity interests of each of the Significant Subsidiaries as reflected on Schedules 2A and 2B. All of such equity interests have been duly and validly authorized and issued and, except for general partnership interests, are fully paid and non-assessable and, are so owned free and clear of any pledge, lien, charge, encumbrance, security interests, preemptive right or other claims, except (i) as set forth in such entity’s governing documents, (ii) encumbrances as described in the Prospectus and permitted by any indenture or (iii) otherwise reflected on Schedules 2A and 2B hereto.

The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with all requisite partnership power and authority to own and lease its properties and to conduct its business as described in the Prospectus. Each Significant Subsidiary (other than the Operating Partnership) has been duly formed and is validly existing as a corporation, business trust, limited partnership, limited liability company or unlimited liability company in good standing under the laws of its respective jurisdiction of formation, except where the failure to do so would not have a Material Adverse Effect. The Operating Partnership and each Significant Subsidiary has been duly qualified or registered to do business and is in good standing as a foreign corporation, partnership, business trust or limited liability company, as the case may be, in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification or registration, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. The Company is and, at the Closing Date will be, the sole general partner of the Operating Partnership, and at the Closing Date will own, directly or indirectly, at least a 99% interest in the Operating Partnership.

(k)        Capitalization.    The Company had, as of the date indicated, an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such Significant Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus,) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than as set forth in the organizational documents of such Significant Subsidiary or as set forth on Schedules 2A and 2B attached hereto.

(l)        Stock Options.    With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Significant Subsidiaries or their results of operations or prospects.

(m)        Due Authorization.    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

(n)        Underwriting Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

(o)        Partnership Agreement.    The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended or supplemented (the “Partnership Agreement”), has been duly and validly executed by the Company on behalf of itself and all of the other partners in the Operating Partnership.

(p)        The Shares.    The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights.

(q)        No Violation or Default.    None of the Company, the Operating Partnership or any Significant Subsidiary is in violation of its respective charter, articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation or limited liability company agreement, as the case may be; no default exists, and no event has occurred that, with notice or the passage of time or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any such entity is a party or to which any such entity or any of its properties is subject, except such as individually or in the aggregate do not now and will not in the future have a Material Adverse Effect. None of the Company or any Significant Subsidiary is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a Material Adverse Effect.

(r)        No Conflicts.    Neither the issuance, sale and delivery of the Shares by the Company and the other documents to be entered into in connection with the transactions contemplated hereby and thereby by the Company, the Operating Partnership or Significant Subsidiaries, nor the consummation of the transactions contemplated hereby or thereby or in the Registration Statement, the Pricing Disclosure Package or the Prospectus will (i) conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under (x) management agreements entered into by any Significant Subsidiary for the operation and management of the Company’s hotel by third parties (the “Management Agreements”), the charter, articles or certificate of incorporation, bylaws, certificate of limited partnership or partnership agreement, certificate of formation, limited liability company agreement or certificate of unlimited liability company agreement, as the case may be, of the Company, the Operating Partnership or any Significant Subsidiary; (y) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company, the Operating Partnership or any Significant Subsidiary is a party or to which they, any of them, any of their respective properties or other assets, including any Hotel (as defined below), is subject; except such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; or (z) any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties, except such breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing, except such liens, charges, claims or encumbrances that individually or in the aggregate would not, individually or in the aggregate, have a Material Adverse Effect.

(s)        No Consents Required.    No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except (i) for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the listing of the Shares with the Exchange and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) where the failure to obtain such consents, approvals, authorizations, orders and regulations or qualifications would not materially and adversely affect the consummation of the transactions contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)        Legal Proceedings.    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there is not pending or, to the knowledge of either the Company, the Operating Partnership or any Significant Subsidiary, threatened, any action, suit, proceeding, inquiry or investigation against either the Company, the Operating Partnership or any Significant Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any Material Adverse Effect or which could materially and adversely affect the consummation of the transactions contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(u)        Independent Accountants.    PricewaterhouseCoopers LLP, who has examined and is reporting upon the audited financial statements and schedules relating to the Company and the Operating Partnership included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are and were, during the periods covered by their report included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, independent public accountants within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(v)        No Material Events.    Since December 31, 2014, neither the Company nor the Operating Partnership has sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators’ or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been (i) any material change in the capital stock or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of either the Company or the Operating Partnership, (ii) any material adverse change, or any development involving a prospective material adverse change, in the condition financial or otherwise, or in the business, net worth or results of operations of either the Company, the Operating Partnership and their respective Significant Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) any liability or obligation, direct or contingent, incurred or undertaken by either the Company or the Operating Partnership which is material to the business or condition (financial or other) of such entity, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock or partnership interests, as applicable, of either the Company or the Operating Partnership, or (v) any transaction that is material to either the Company or the Operating Partnership, except in each case for transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)        Title to Real and Personal Property.    Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries considered as one enterprise or (ii) would not reasonably be expected to have a Material Adverse Effect.

(x)        Title to Intellectual Property.    Each of the Company, the Operating Partnership and the Significant Subsidiaries owns, possesses or has the right to use (and will obtain the right to use) adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company, the Operating Partnership and the Significant Subsidiaries to conduct their respective businesses as presently conducted, except where failure to own, possess or acquire would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company, the Operating Partnership nor any of the Significant Subsidiaries has received notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could reasonably be expected to have a Material Adverse Effect.

(y)        No Undisclosed Relationships.    No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of its Significant Subsidiaries, on the one hand, and the directors, officers, stockholders, or other Affiliates of the Company or any of its Significant Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(z)        Investment Company Act.    Neither the Company, the Operating Partnership nor any Significant Subsidiary is, will become as a result of the transactions contemplated hereby, or will conduct its respective business in a manner in which any such entity would become, an “investment company,” or an entity “controlled” by an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)        Taxes.    Each of the Company, the Operating Partnership (to the extent not consolidated with the Company) and each Significant Subsidiary (to the extent not consolidated with the Company or the Operating Partnership) has filed on a timely basis or timely extended all federal, state, local and foreign tax returns required to be filed through the date hereof (including in its capacity as a withholding agent) and each such tax return is true and correct, except for failures to file or inaccuracies, as applicable, by such companies as would not, individually or in the aggregate, have a Material Adverse Effect; each such entity has timely paid all taxes due and payable through the date hereof, whether or not shown on a tax return; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity except for tax deficiencies of such entities as would not, individually or in the aggregate, have a Material Adverse Effect. All tax liabilities are adequately provided for (in accordance with GAAP) on the respective books of such entities.

(bb)        Licenses and Permits.    Each of the Company, the Operating Partnership and the Significant Subsidiaries owns, possesses, has caused to be obtained or has taken all necessary action to obtain or cause to be obtained (and will obtain or will cause to be obtained) all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, and to permit the applicable management companies to operate, its respective properties and to carry on its business, except where the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company, the Operating Partnership or any Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations, except such notice with respect to licenses, permits, franchises, certificates, consents, orders, approvals or authorizations the revocation or modification of which would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)        No Labor Disputes.    To the knowledge of the Company, the Operating Partnership or any Significant Subsidiary, no general labor problem exists or is imminent with the employees of the Company that would result in a Material Adverse Effect.

(dd)        Compliance with and Liability Under Environmental Laws.    Neither the Company, the Operating Partnership, nor any Significant Subsidiary nor, to the knowledge of the Company, the Operating Partnership or any Significant Subsidiary, any management company or any entity from whom the Operating Partnership or applicable Significant Subsidiary acquired the Hotels has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, or other handling of any substances, waste, material, chemicals, constituent, pollutant, contaminant, asbestos, radon, mold, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled, or which can give rise to liability under any Environmental Law (collectively, “Hazardous Materials”) in violation of Environmental Law, nor has there been any Release of any Hazardous Materials by any of the Company, the Operating Partnership, any Significant Subsidiary, or to the knowledge of the Company, the Operating Partnership or any Significant Subsidiary, any management company or any entity from whom the Operating Partnership or applicable subsidiary acquired the Hotels on, in, under, from or affecting any real property or facilities currently leased or owned (or proposed to be leased or owned) or by any means controlled by either the Company or the Operating Partnership, including the Hotels (collectively, the “Property”), except as would not result in a Material Adverse Effect; to the knowledge of the Company, the Operating Partnership or any Significant Subsidiary, the Property and the Company’s, the Operating Partnership’s and the Significant Subsidiaries’ operations with respect to the Property are in compliance with all Environmental Laws, and the Company and the Operating Partnership have complied with, and are in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws, except where such noncompliance does not now have and would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, the Operating Partnership, any Significant Subsidiary nor, to the Company’s, the Operating Partnership’s or any Significant Subsidiary’s knowledge, any management company, has received any written or oral notice from any governmental entity or any other person, and there is no pending, or, to the knowledge of the Company threatened, claim, litigation, or any administrative agency proceeding that (i) alleges a violation of any Environmental Laws by either the Company or the Operating Partnership; (ii) alleges that either the Company or the Operating Partnership is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., or any similar state law; (iii) has resulted in or reasonably could result in the attachment of a lien under any Environmental Law on any of the Property; or (iv) alleges that either the Company, the Operating Partnership nor any Significant Subsidiary is subject to any liability under any Environmental Law, that, in the case of clauses (i) through (iv), would result in a Material Adverse Effect. Neither the Company, the Operating Partnership or any Significant Subsidiary is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility, nor is any of them subject or a party to any order, judgment, decree, contract or agreement which imposes any obligation or liability under any Environmental Law except as would not result in a Material Adverse Effect. For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health, including without limitation, those relating to (i) the Release or threatened Release of Hazardous Materials; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Hazardous Materials. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(ee)        Appraisals and Environmental Reports.    No real estate appraisal firm which prepared appraisals of the Hotels, or any environmental engineering firm which prepared Phase I environmental assessment reports with respect to the Hotels, if any, was employed for such purpose on a contingent basis or has any substantial interest in either the Company, the Operating Partnership or any Significant Subsidiary.

(ff)        REIT Status.    The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a real estate investment trust under the Code. The Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 1994, as a REIT under the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2015, and in the foreseeable future (based on current law). The Operating Partnership and all other subsidiary partnerships, joint ventures and limited liability companies (excluding taxable REIT subsidiaries) have been since their respective formations, and continue to be, treated as partnerships or disregarded entities for federal income tax purposes and not as corporations or associations taxable as corporations or publicly traded partnerships.

(gg)        Compliance with ERISA.    (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its Significant Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the

Company or its Significant Subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its Significant Subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its Significant Subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Significant Subsidiaries in the current fiscal year of the Company and its Significant Subsidiaries compared to the amount of such contributions made in the Company and its Significant Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its Significant Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its Significant Subsidiaries’ most recently completed fiscal year.

(hh)        Disclosure Controls.    The Company for itself and in its capacity as general partner for the Operating Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Operating Partnership, including their consolidated subsidiaries, is made known to the Company’s Chief Executive Officer (or his equivalent) and its Principal Financial Officer by others within the Company, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s and the Operating Partnership’s auditors and the Audit Committee of the Board of Directors of the Company for itself and in its capacity as general partner for the Operating Partnership have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s or the Operating Partnership’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s or the Operating Partnership’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s and the Operating Partnership’s auditors. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the Chief Executive Officer (or his equivalent) and Principal Financial Officer of the Company, for themselves in their capacities as officers of the Company and the Company in its capacity as the general partner of the Operating Partnership, have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the date thereof and nothing has come to the attention of the Chief Executive Officer (or his equivalent) and Principal Financial Officer of the Company, for themselves in their capacities as officers of the Company and the Company in its capacity as the general partner of the Operating Partnership, that would lead them to believe that the certificates were false at the time they were made. The Company, the Operating Partnership and the Significant Subsidiaries are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Exchange promulgated thereunder.

(ii)        Accounting Controls.    The Company, the Operating Partnership and each of the Significant Subsidiaries maintains a system of internal accounting controls, taken as a whole, sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)        eXtensible Business Reporting Language.    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk)        Insurance.    The Company, the Operating Partnership, and the Significant Subsidiaries each maintain, or cause to be maintained, insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and, to the knowledge of the Company, the Operating Partnership or any Significant Subsidiary consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company, the Operating Partnership and the Significant Subsidiaries against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect.

(ll)        No Unlawful Payments.    Neither the Company, the Operating Partnership nor any of its subsidiaries nor any director, officer or employee of the Company and its subsidiaries nor to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(mm)      Compliance with Anti-Money Laundering Laws.   The operations of the Company, the Operating Partnership and the Significant Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, the Operating Partnership or any Significant Subsidiary, threatened.

(nn)      Compliance with OFAC.   None of the Company, the Operating Partnership or any of its subsidiaries, directors, officers or employees or, to the knowledge of the Company, any affiliate or agent of the Company, the Operating Partnership or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation), the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), or other applicable relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) , including Cuba, Iran, North Korea or the Republic of Sudan and Syria; and neither the Company, the Operating Partnership nor any Significant Subsidiary will, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(oo)      No Restrictions on Significant Subsidiaries.   Other than customary restrictions contained in cash management and subordination of intercompany debt provision of various secured loan documents, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(pp)      No Broker’s Fees.   Neither the Company nor any of its Significant Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement)

that would give rise to a valid claim against the Company or any of its Significant Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(qq)      No Registration Rights.   No person has the right to require the Company or any of its Significant Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(rr)      No Stabilization.   Each of the Company, the Operating Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or the Operating Partnership.

(ss)      Margin Rules.   The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(tt)      Forward-Looking Statements.   No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)      Statistical and Market Data.   Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(vv)      Status Under the Securities Act.   At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a “well-known seasoned issuer”, in each case, as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

4.        Further Agreements of the Company.   The Company covenants and agrees with each Underwriter that:

(a)      Required Filings.   The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)      Delivery of Copies.   The Company will deliver, without charge, (i) to the Representatives, copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)      Amendments or Supplements, Issuer Free Writing Prospectuses.    Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)      Notice to the Representatives.    The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will use reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)        Ongoing Compliance.    (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will as soon as possible notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will as soon as possible notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)        Blue Sky Compliance.    The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)        Earning Statement.    The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)        Clear Market.    For a period of 60 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options granted under existing Company Stock Plans. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60 day period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i)        Use of Proceeds.    The Company will apply the net proceeds from the sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j)        No Stabilization.    The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)        Exchange Listing.    The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(l)        Reports.    So long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)        Record Retention.    The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)        Filings.    The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

5.          Certain Agreements of the Underwriters.    Each Underwriter hereby represents and agrees that:

(a)        It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free

Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B-2 or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)     It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided, further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)     It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.          Conditions of Underwriters’ Obligations.    The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)        Registration Compliance; No Stop Order.    No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)        Representations and Warranties.    The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)        No Downgrade.    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its Significant Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d)        No Material Adverse Change.    No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the

Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)        Officer’s Certificate.    The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)        Comfort Letters.    On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or the Additional Closing Date, as the case may be.

(g)        Opinion and 10b-5 Statement of Counsel for the Company.    Akin Gump Strauss Hauer & Feld LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.

(h)        Opinion of Maryland Counsel for the Company.    Miles & Stockbridge P.C., Maryland counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(i)        REIT Opinion of REIT Counsel for the Company.    Akin Gump Strauss Hauer & Feld LLP, REIT counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written REIT opinion, containing customary exceptions, limitations and qualifications, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto. In rendering the foregoing opinion, such counsel may rely, as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Operating Partnership, and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company and the Operating Partnership, provided, in each case, that copies of all such opinions, statements or certificates shall be delivered to counsel for the Underwriters.

(j)        General Counsel Opinion.    Jonathan H. Yellen, General Counsel for the Company and the Operating Partnership, shall have furnished to the Representatives a written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.

(k)        Opinion and 10b-5 Statement of Counsel for the Underwriters.    The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cahill Gordon & Reindel LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)        No Legal Impediment to Issuance.    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m)        Good Standing.    The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its Significant Subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)        Exchange Listing.    The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(o)        Lock-up Agreements.    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)        CFO Certificate.    The Company shall have furnished to the Representatives a certificate, dated the date hereof (with respect to certain financial data contained in or incorporated by reference into the Pricing Disclosure Package) and as of the Closing Date (with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus), each addressed to the Underwriters, of its chief financial officer or chief accounting officer, in form and substance reasonably satisfactory to the Representative.

(q)        Series C Redemption.    On or before the Closing Date, the Company shall have issued a notice of redemption with respect to all of the Company’s outstanding Series C Cumulative Redeemable Preferred Stock and the corresponding depository shares.

(r)        Additional Documents.    On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.        Indemnification and Contribution.

(a)        Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any amendment thereto and any information deemed to be a part thereof pursuant to Rules 430A, 430B or 430C, as applicable, under the Securities Act) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rules 430B or 433(d), as applicable, under the Securities Act, or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) any untrue statement or alleged untrue statement of a material fact contained in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)        Indemnification of the Company.    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the

Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the twelfth and thirteenth paragraphs relating to Underwriter’s stabilization activities under the caption “Underwriting.”

(c)        Notice and Procedures.    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)        Contribution.    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)        Limitation on Liability.    The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)        Non-Exclusive Remedies.    The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.        Effectiveness of Agreement.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.        Termination.    This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on or by any of the Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus; or (v) there shall have occurred any material disruption in settlement or clearance services. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters to the extent provided in Section 11 herein, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Sections 7 and 11 hereof shall at all times be effective and shall survive such termination.

10.        Defaulting Underwriter.

(a)        If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)        If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b)

above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)        Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.        Payment of Expenses.

(a)        Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange.

(b)        If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.        Persons Entitled to Benefit of Agreement.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.        Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.        Certain Defined Terms.    For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City.

15.        Miscellaneous.

(a)        Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives at: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 270-1063); Attention: Equity Syndicate Desk and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: (646) 855-3073) Attention: Syndicate Department, (with copy to fax: (212) 230-8730 Attention: ECM Legal and with a copy to: William M. Hartnett and Stuart G. Downing, Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005). Notices to the Company shall be given to it at 545 East John Carpenter Freeway, Suite 1300, Irving, Texas 75062 (fax no. (972) 444-4949), Attention: Jonathan H. Yellen (with copy to Robert W. Dockery, Akin Gump Strauss Hauer & Feld LLP, 1700 Pacific Avenue, Suite 4100, Dallas, Texas 75201).

(b)        Governing Law.    This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(c)        Exclusive Jurisdiction.    The Company agrees that any suit of proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

(d)        Wavier of Jury Trial.    The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e)        Patriot Act Notice.    In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

(f)        Counterparts.    This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)        Amendments or Waivers.    No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)        Headings.    The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FELCOR LODGING TRUST INCORPORATED

By:	/s/ Jonathan H. Yellen
Name: Jonathan H. Yellen
Title: Executive Vice President General Counsel and Secretary

Accepted: April 8, 2015

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Eddy Allegaert
Name: Eddy Allegaert
Title: Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	4,800,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,800,000
Deutsche Bank Securities Inc.	1,680,000
Fifth Third Securities, Inc.	960,000
Goldman, Sachs & Co.	960,000
Scotia Capital (USA) Inc.	960,000
Credit Suisse Securities (USA) LLC	960,000
BBVA Securities Inc.	240,000
Piper Jaffray & Co.	240,000
FBR Capital Markets & Co.	200,000
JMP Securities LLC	200,000

Total	16,000,000

Schedule 2A

Significant Subsidiaries Subsidiary

Subsidiary	State and Form of Organization	Ownership

FelCor Lodging Limited Partnership	Delaware – Limited Partnership	97.9158% Limited Partner interests by FelCor Holdings Trust 0.4904% Limited Partner interests by other limited partners 1.5938% General Partner interests by FelCor Lodging Trust Incorporated
FelCor TRS Holdings, L.L.C.	Delaware – Limited Liability Company	100% by FelCor Lodging Limited Partnership
DJONT/JPM Hospitality Leasing (SPE), L.L.C.	Delaware – Limited Liability Company	100% by DJONT/JPM Hospitality Leasing Holdco (SPE), L.L.C. [1]

[1]

These Limited Liability Company interests have been pledged pursuant to an Amended and Restated Pledge and Security Agreement, dated as of December 18, 2012, from DJONT/JPM Hospitality Leasing Holdco (SPE), L.L.C. in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent.

Schedule 2B

Significant Subsidiaries

State and Form of Organization

Subsidiary		Ownership

BHR Operations, L.L.C.	Delaware – Limited Liability Company	100% by FelCor TRS Holdings, L.L.C.

Annex A-1

[Form of Opinion of Counsel for the Company]

(a)        The Registration Statement became automatically effective under the Securities Act on August 13, 2014; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or, to the knowledge of such counsel, threatened by the Commission.

(b)        The Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements, financial schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

(c)        The Company is validly existing as a corporation in good standing under Maryland law with all requisite corporate power and authority to own and lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

(d)        The Operating Partnership is validly existing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware Act”) with all requisite partnership power and authority to own and lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

(e)        Each Significant Subsidiary is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of formation. Each such Significant Subsidiary has all requisite corporate, partnership or limited liability company power and authority to own and lease its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus.

(f)        The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, except as set forth in the Agreement and subject to Section 18-607 of the Delaware Limited Liability Company Act and similar Texas statutes all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable.

(g)        The Company has the requisite corporate power and authority to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated by the Pricing Disclosure Package and the Prospectus; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(h)        The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(i)        The Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

(j)        The holders of shares of the Company’s common stock are not entitled to any pre-emptive rights pursuant to the Maryland General Corporation Law, the Company’s Charter or the Company’s Bylaws.

(k)        The execution, delivery and performance by the Company of the Underwriting Agreement, the compliance by the Company with the terms thereof, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Underwriting Agreement will not violate any of the terms and provisions of, or constitute a default under, any of the Management Agreements or the charter, articles or certificates of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation or limited liability company agreement or certificate of unlimited liability company agreement, as the case may be, of the Company, the Operating Partnership or any Significant Subsidiary; or, to the knowledge of such counsel, under any agreement set forth on Schedule I to such counsel’s opinion (such agreements, the “Reviewed Agreements”), except for violations or defaults under such agreements or instruments which have since been terminated, cured or otherwise satisfied or such violations or defaults under any Reviewed Agreements as would not have a Material Adverse Effect; or, to the knowledge of such counsel, violate any Included Law. For purposes of this opinion, the term “Included Laws” means the federal laws of the United States of America, the laws of the State of New York, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act and the laws of the State of Texas that are, in our experience, normally applicable to transactions of the type contemplated by the Underwriting Agreement. The term “Included Laws” specifically excludes laws, statutes, judicial and administrative decisions, and the rules and regulations (a) of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, and (b) relating to securities issues, environmental issues, land use issues, taxes, intellectual property rights, and the construction, occupancy or use of any real property (including, without limitation, zoning laws, building codes and environmental laws and regulations).

(l)        Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, execution, delivery and performance of the Underwriting Agreement and the consummation by the Company of the transactions contemplated by the Pricing Disclosure Package and the Final Memorandum, including the issuance and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, has been made or obtained and is in full force and effect, except for the registration of the Shares under the Securities Act and foreign securities laws, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(m)        The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents are accurate in all material respects; the statements in the Preliminary Prospectus and Prospectus under the headings “Description of common stock”, “Description of preferred stock” and “Underwriting”, to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects; and, to the knowledge of such counsel, there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)        After giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(o)        The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, (other than the financial statements, financial schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which such counsel do not express any view), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (except that such counsel express no view as to the antifraud provisions of the U.S. federal securities laws and the rules and regulations promulgated under such provisions).

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements, financial schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom as to which such counsel do not express any view).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of Akin Gump Strauss Hauer & Feld LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-2

[Form of Opinion of Maryland Counsel for the Company]

We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland. Based on and subject to the foregoing and subject to the assumptions, qualifications and other limitations set forth herein, we are of the opinion that:

1.

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power to own, lease and operate its properties and conduct its business as such properties and business are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.

The Company has the requisite corporate power to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby. All action required to be taken for the due and proper authorization, execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby has been duly and validly taken.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.

The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not (a) violate any of the terms and provisions of the Governing Documents or (b) result in a violation of any Maryland law applicable to the Company.

5.

No consent, approval, authorization, order, license, registration or qualification of or with any governmental body of the State of Maryland that has not been obtained or made is required to be obtained or made by the Company for the execution, delivery and performance by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby.

6.

The Shares have been duly authorized and, when delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

7.	The holders of shares of the Company’s common stock are not entitled to any pre-emptive rights pursuant to the Maryland General Corporation Law, the Company’s Charter or the Company’s Bylaws.

Annex A-3

[Form of Opinion of REIT Counsel for the Company]

(i)        The Company is organized in conformity with the requirements for qualification as a real estate investment trust (“REIT”), pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s current and proposed method of operation enables it to meet the requirements for qualification and taxation as a REIT under the Code.

(ii)        The Company has qualified and continues to qualify and has taken all necessary action to be treated, effective beginning with the year ended December 31, 1994, as a REIT pursuant to Section 856 through 860 of the Code, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2014 and in the future.

(iii)        The Operating Partnership has been since its formation in 1994, and continues to be, treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.

(iv)        Each subsidiary partnership, joint venture and limited liability company (each a “Subsidiary Partnership”) (which term does not include any TRS) has been since its formation, and continues to be, treated for federal income tax purpose either as a partnership or as a disregarded entity and not as a corporation or an association taxable as a corporation or as a publicly traded partnership.

(iv)        The statements in the Registration Statement, Pricing Disclosure Package and the Prospectus under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements constitute a summary of U.S. federal tax matters, accurately and fairly summarize such matters in all material respects.

Annex A-4

[Form of Opinion of General Counsel to the Company and the Operating Partnership]

To the best of such counsel’s knowledge, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

Annex B-1

Pricing Information

FelCor Lodging Trust Incorporated (FCH / NYSE) (the “Company”)

Underwritten Shares: 16,000,000 shares of Common Stock, par value $ 0.01 per share, of the Company

Option Shares: At the option of the Underwriters, up to an additional 2,400,000 shares of Common Stock, par value $ 0.01 per share, of the Company

Offer Price: $11.25

Annex B-2

Issuer Free Writing Prospectus

None.

Annex C

FelCor Lodging Trust Incorporated

Pricing Term Sheet

None.

Exhibit A

FORM OF LOCK-UP AGREEMENT

April    , 2015

Merrill Lynch, Pierce, Fenner & Smith Incorporated

J.P. Morgan Securities LLC

As Representatives of the

    several Underwriters listed in

    Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

Re:	FELCOR LODGING TRUST INCORPORATED – Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FelCor Lodging Trust Incorporated, a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of Common Stock, of the Company (the “Securities”).

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts or by will or intestacy, (B) transfers to a member or members of the undersigned’s immediate family or to a trust, the beneficiaries of which are the undersigned and/or a member or members of the undersigned’s immediate family and (C) distributions of shares of Common Stock to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A), (B) or (C), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

[The remainder of this page is intentionally blank]

Exhibit A

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

Exhibit A

Very truly yours,

By:
Name: